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                                                                   EXHIBIT 4.5

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                          FIRST SUPPLEMENTAL INDENTURE



                                      Among



                            BOYD GAMING CORPORATION,

                                     Issuer,


                          CALIFORNIA HOTEL and CASINO,
                               BOYD TUNICA, INC.,
                             BOYD MISSISSIPPI, INC.,
                             BOYD KANSAS CITY, INC.,
                               BOYD KENNER, INC.,
                                MARE-BEAR, INC.,
                                 SAM-WILL, INC.,
                                 ELDORADO, INC.,
                                  M.S.W., INC.,
                        PAR-A-DICE GAMING CORPORATION and
                            EAST PEORIA HOTEL, INC.,
                                the "Guarantors"


                                       and

                              The Bank of New York,
                                     Trustee


                          Dated as of December 31, 1996

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                                    FIRST SUPPLEMENTAL INDENTURE (this
                             "Supplemental Indenture") dated as of December 31, 1996, among BOYD GAMING CORPORATION, a Nevada corporation (the "Company"), CALIFORNIA HOTEL AND CASINO, a Nevada corporation, BOYD TUNICA, INC., a Mississippi corporation, BOYD MISSISSIPPI, INC., a Nevada corporation, BOYD KANSAS CITY, INC., a Missouri corporation, BOYD KENNER, INC., a Louisiana corporation, MARE-BEAR, INC., a Nevada corporation, SAM-WILL, INC., a Nevada corporation, ELDORADO, INC., a Nevada corporation, M.S.W., INC., a Nevada corporation, PAR-A-DICE GAMING CORPORATION, an Illinois corporation, and EAST PEORIA HOTEL, INC., an Illinois corporation (collectively, the "Guarantors"), and The Bank of New York, a New York banking corporation (the "Trustee") to the INDENTURE (the "Basic Indenture") dated as of October 4, 1996, among the Company, CALIFORNIA HOTEL AND CASINO, BOYD TUNICA, INC., BOYD MISSISSIPPI, INC., BOYD KANSAS CITY, INC., BOYD KENNER, INC., MARE-BEAR, INC., SAM-WILL, INC., ELDORADO, INC., and M.S.W., INC. (the "Basic Indenture Guarantors"), and the Trustee.



               WHEREAS, Sections 9.01(4) and (9) of the Basic Indenture provide that without the consent of any Securityholder, the Company, the Basic Indenture Guarantors and the Trustee may amend the Basic Indenture to add additional Guarantees with respect to the Securities, including Guaranties, or to make any change that does not adversely affect the rights of any Securityholder;

               WHEREAS, Section 4.13 of the Basic Indenture requires the Company, among other things, to use all reasonable efforts, and to cause Par-A-Dice Gaming Corporation ("Par-A-Dice") and East Peoria Hotel, Inc. ("EPH") to use all reasonable efforts, to obtain all necessary approvals for Par-A-Dice and EPH to execute this Supplemental Indenture and become Guarantors, and Par-A-Dice and EPH are hereby agreeing to do and become such;

               WHEREAS, the entry into this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Basic Indenture; and

               WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company and the Guarantors in accordance with its terms have been done.

               NOW, THEREFORE, and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Securityholders, as follows:



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SECTION 1. The Basic Indenture is hereby amended as follows:

Cover Page, fourth paragraph. Delete "and M.S.W., INC." and insert "M.S.W., INC., PAR-A-DICE GAMING CORPORATION and EAST PEORIA HOTEL, INC." in its place.

First Page, first paragraph. Delete "and M.S.W., INC., a Nevada corporation" and insert "M.S.W., INC., a Nevada corporation, PAR-A-DICE GAMING CORPORATION, an Illinois corporation, and EAST PEORIA HOTEL, INC., an Illinois corporation" in its place.

SECTION 2. The Basic Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects ratified and confirmed, and the Basic Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 3. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

SECTION 4. All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 5. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 6. Nothing in this Supplemental Indenture, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Securityholders, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

SECTION 7. THIS SUPPLEMENTAL INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 8. All terms used in this Supplemental Indenture not otherwise defined herein that are defined in the Basic Indenture shall have the meanings set forth therein.

SECTION 9. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 10. The recitals contained herein shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of the Basic Indenture, this Supplemental Indenture or of the Securities and shall not be accountable for the use or application by the Company of the Securities or the proceeds thereof.



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               IN WITNESS WHEREOF, the parties have caused this Supplemental
Indenture to be duly executed as of the date first written above.


                          BOYD GAMING CORPORATION

                          By: /s/ Ellis Landau
                             --------------------------------------------
                              Name:   Ellis Landau
                              Title:  Senior Vice President, Treasurer
                                      and Chief Financial Officer

                          CALIFORNIA HOTEL AND CASINO

                          By:  /s/ Ellis Landau
                             --------------------------------------------
                              Name:   Ellis Landau
                              Title:  Senior Vice President, Treasurer
                                      and Chief Financial Officer

Attest:

By:   /s/ Charles E. Huff
-----------------------------------------
      Name:   Charles E. Huff
      Title:  Vice President, Secretary
              and General Counsel


                          BOYD TUNICA, INC.
                          By: /s/ Ellis Landau
                             --------------------------------------------
                             Name:   Ellis Landau
                             Title:  Senior Vice President, Treasurer
                                     and Chief Financial Officer

                          BOYD MISSISSIPPI, INC.

                          By: /s/ Ellis Landau
                             --------------------------------------------
                             Name:   Ellis Landau
                             Title:  Senior Vice President, Treasurer
                                     and Chief Financial Officer
Attest:

By:   /s/ Charles E. Huff
-----------------------------------------
      Name:   Charles E. Huff
      Title:  Vice President, Secretary
              and General Counsel



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                          BOYD KANSAS CITY, INC.

                          By:  /s/ Ellis Landau
                             --------------------------------------------
                             Name:   Ellis Landau
                             Title:  Senior Vice President, Treasurer
                                     and Chief Financial Officer

                          BOYD KENNER, INC.

                          By: /s/ Ellis Landau
                             --------------------------------------------
                              Name:   Ellis Landau
                              Title:  Senior Vice President, Treasurer
                                      and Chief Financial Officer

                          MARE-BEAR, INC.

                          By:  /s/ Ellis Landau
                             --------------------------------------------
                              Name:   Ellis Landau
                              Title:  Senior Vice President, Treasurer
                                      and Chief Financial Officer

                          SAM-WILL, INC.

                          By: /s/ Ellis Landau
                             --------------------------------------------
                             Name:   Ellis Landau
                             Title:  Senior Vice President, Treasurer
                                     and Chief Financial Officer

                          ELDORADO, INC.

                          By: /s/ Ellis Landau
                             --------------------------------------------
                             Name:   Ellis Landau
                             Title:  Senior Vice President, Treasurer
                                     and Chief Financial Officer



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                          M.S.W., INC.

                          By:  /s/ William S. Boyd
                             --------------------------------------------
                              Name:   William S. Boyd
                              Title:  President and Secretary

Attest:

By:   /s/ Stephen S. Thompson
-----------------------------------------
      Name:   Stephen S. Thompson
      Title:  Executive Vice President
              and Treasurer

Attest:

By:
      -------------------
      Name:
      Title:
                          PAR-A-DICE GAMING CORPORATION

                          By:  /s/ Robert L. Boughner
                             --------------------------------------------
                             Name:   Robert L. Boughner
                             Title:  Vice President and Secretary

                          EAST PEORIA HOTEL, INC.

                          By:  /s/ Robert L. Boughner
                             --------------------------------------------
                             Name:   Robert L. Boughner
                             Title:  Vice President and Secretary

                               THE BANK OF NEW YORK

                          By:  /s/ Vivian Georges
                             --------------------------------------------
                             Name:   Vivian Georges
                             Title:  Assistant Vice President


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